Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-270507) pertaining to the 2023 Long Term Incentive Plan of Atlas Energy Solutions, Inc. of our report dated February 27, 2024, with respect to the consolidated financial statements of Atlas Energy Solutions, Inc. included in this Annual Report (Form 10-K) of Atlas Energy Solutions, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Austin, Texas

February 27, 2024